================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BA Merchant Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                        [LOGO OF BA MERCHANT SERVICES]
                           ONE SOUTH VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94103

                                                                 March 23, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 annual meeting of stockholders of BA Merchant Services, Inc. to be held at 8:00 a.m. (Pacific Time) on Thursday, May 7, 1998, in Conference Room A, Mezzanine, 315 Montgomery Street, San Francisco, California.

  At this year's meeting, you are being asked to: (1) elect directors and (2) ratify the appointment of independent auditors. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these items. I urge you to read this information carefully.

  Your Board of Directors believes that the two items referred to above are in the best interests of BA Merchant Services, Inc. and its stockholders, and, accordingly, recommends a vote FOR these items on the enclosed proxy card.

  In addition to the formal business to be transacted, management will respond to comments and questions of general interest to stockholders.

  It is important that your shares be represented and voted whether or not you plan to be present at the meeting. Therefore, please sign, date and promptly mail the enclosed proxy in the return envelope provided.

  Thank you.
                                       Sincerely,

                                       /s/ Sharif M. Bayyari
                                       SHARIF M. BAYYARI
                                       President and
                                       Chief Executive Officer

                          BA MERCHANT SERVICES, INC.

                           ONE SOUTH VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94103
                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1998
                               ----------------

TO THE HOLDERS OF COMMON STOCK OF BA MERCHANT SERVICES, INC.:

  The 1998 annual meeting of stockholders of BA Merchant Services, Inc. will be held in Conference Room A, Mezzanine, 315 Montgomery Street, San Francisco, California, on Thursday, May 7, 1998, at 8:00 a.m. (Pacific Time), for the following purposes:

  1. To elect seven directors;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the company for 1998; and

  3. To transact any other business as may properly come before the meeting or upon its adjournment or postponement.

  The Board of Directors has fixed March 9, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of stockholders of record will be available at the annual meeting and for ten days prior to the annual meeting at the Corporate Secretary's Office, 6th Floor, Bank of America Center, 555 California Street, San Francisco, California. The Proxy Statement and form of proxy for the annual meeting are first being mailed with, and on or about, the date of this notice.

  You are cordially invited to attend the 1998 annual meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope.

                                       By Order of the Board of Directors

                                       /s/ Cheryl Sorokin
                                       Cheryl Sorokin
                                       Secretary

March 23, 1998

                            YOUR VOTE IS IMPORTANT!
   WHETHER YOU OWN A FEW OR MANY SHARES OF COMMON STOCK, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
DATE, TIME AND LOCATION....................................................   1
INFORMATION ABOUT THE BOARD OF DIRECTORS AND BOARD COMMITTEES..............   1
 Board of Directors........................................................   1
 Board Committees..........................................................   1
 Directors' Fees and Other Compensation....................................   2
 Nominating Procedures for the Company's Board of Directors................   2
 Director Attendance.......................................................   3
EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS.......................   3
 Executive Officers of the Company.........................................   3
 Report of the Executive Personnel and Compensation Committee..............   4
  Responsibilities and Composition of the Committee........................   4
  Compensation Philosophy and Objectives...................................   4
  Compensation Components and Process......................................   4
  Base Salaries............................................................   5
  Short-Term Incentive Awards..............................................   5
  Long-Term Incentive Awards...............................................   5
  CEO Compensation.........................................................   5
  Tax Deductibility........................................................   6
 Stockholder Return Performance Graph......................................   7
 Compensation of Executive Officers........................................   8
 Summary Compensation Table................................................   8
 Individual Grants.........................................................   9
 Pension Plan..............................................................   9
 Other Benefit Plans.......................................................  10
 Certain Transactions and Other Matters....................................  10
 Relationship with BankAmerica.............................................  10
OWNERSHIP OF COMPANY COMMON STOCK..........................................  12
 Security Ownership of Certain Beneficial Owners...........................  12
 Security Ownership of Directors and Executive Officers....................  13
 Section 16(a) Beneficial Ownership Reporting Compliance...................  13
MATTERS TO BE CONSIDERED AT MEETING........................................  15
 Proposal 1: Election of Directors.........................................  15
 Proposal 2: Ratification of Appointment of Independent Auditors...........  16
OTHER MATTERS..............................................................  16
 Other Business for the Meeting............................................  16
 Voting Tabulation and Information.........................................  17
 Voting Procedures for Business Submitted by Stockholders..................  17
 Annual Report on Form 10-K/Annual Report to Stockholders..................  18
 Submission to Stockholder Proposals for 1999 Meeting......................  18
 Cost of Proxy Solicitation................................................  18
 Revocability of Proxy.....................................................  19
 Your Vote is Important....................................................  19

                          BA MERCHANT SERVICES, INC.
                           ONE SOUTH VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94103
                               ----------------

                                PROXY STATEMENT
                               ----------------

                            DATE, TIME AND LOCATION

  We, the Board of Directors of BA Merchant Services, Inc., are sending the enclosed proxy statement and proxy to you, the stockholder. We are first mailing this proxy statement and the accompanying form of proxy on or about March 23, 1998 to stockholders of record as of March 9, 1998.

  We will hold the 1998 annual meeting at 8:00 a.m. (Pacific Time) on Thursday, May 7, 1998 in Conference Room A, Mezzanine, 315 Montgomery Street, San Francisco, California. We are sending you a copy of the Notice of Annual Meeting with this proxy statement.

                   INFORMATION ABOUT THE BOARD OF DIRECTORS
                             AND BOARD COMMITTEES

BOARD OF DIRECTORS

  Currently, there are six directors. The number of directors will increase to seven on May 1, 1998, when Hatim A. Tyabji joins the board. We supervise the management of the company's business and set corporate policies. We oversee the management of the company for your benefit.

BOARD COMMITTEES

  We currently have two Board committees: the Auditing and Examining Committee and the Executive Personnel and Compensation Committee. Both committees consist entirely of directors who are not current or former employees of the company or any affiliate and are, in our opinion, free from any relationship that would interfere with the exercise of independent judgment in the discharge of their duties. The membership of the committees is as follows:


                                                 EXECUTIVE PERSONNEL
   AUDITING AND EXAMINING COMMITTEE          AND COMPENSATION COMMITTEE
   --------------------------------          --------------------------
       William E. Fisher, Chair                Donald R. Dixon, Chair
           Donald R. Dixon                        William E. Fisher


  The Auditing and Examining Committee met three times in 1997. Its purpose is to:

  . Review reports of examination which are directed to the committee by the Board of Directors or by regulatory authorities;

  . Monitor the internal audit function;

  . Recommend to the board the selection of independent auditors and the terms and scope of the auditors' engagement, monitor the performance and independence of the auditors, and review reports from the company's independent auditors.

  The Executive Personnel and Compensation Committee met four times in 1997. Its purpose is to:

  . Review and approve the compensation, including salary and perquisites, of the company's executive officers and other senior managers as determined by the committee;

  . Oversee the administration of incentive plans and deferred compensation programs for executive officers and other senior managers;

  . Review and approve the principles and procedures used in determining grants and awards under the company's incentive plans; and

  . Recommend to the board appropriate revisions to the company's incentive plans.

DIRECTORS' FEES AND OTHER COMPENSATION

  The company compensates directors who are not also employees of the company or any affiliate under the company's Nonemployee Director Stock Plan. Under this plan, the nonemployee directors receive an annual retainer in the form of options to purchase shares of the company's Class A Common Stock. At the time of issuance, the stock options paid as an annual retainer are valued at $20,000 using the Black-Scholes valuation method. These options are issued on the day after the annual meeting and vest on the day before the next annual meeting.

  Under the Nonemployee Director Stock Plan, each nonemployee director receives an option to purchase 5,000 shares of Class A Common Stock when first elected to the board. Annually, on the day after the annual meeting, each nonemployee director receives a grant of options to purchase an additional 2,500 shares of Class A Common Stock. These options vest on the day before the next annual meeting, have a 10-year term, and have an exercise price equal to the fair market value of a share of the company's Class A Common Stock on the grant date.

  The company pays each nonemployee director $1,000 for each board meeting attended and $1,000 for each committee meeting attended. The company also pays each committee chair an additional $3,000 annual retainer.

  Other than the nonemployee directors, we do not pay any other director cash compensation for services as a director. We do reimburse all directors for expenses of attending meetings.

NOMINATING PROCEDURES FOR THE COMPANY'S BOARD OF DIRECTORS

  You, as a stockholder, may submit recommendations for new directors through the Corporate Secretary in accordance with the company's bylaws. The bylaws provide that nominations to the Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the company entitled to vote for the election of directors at the meeting who has complied with mandatory notice provisions.

  In order to nominate a director at the annual meeting, you must comply with the procedures set forth in the current bylaws. Those include providing timely and complete notice in writing to the Corporate Secretary at the address on page 18 of this proxy statement. To be timely, your notice must be delivered to or mailed and received by the Corporate Secretary no fewer than 90 days or more than 120 days prior to the date of the annual meeting, and this window period is not affected by any adjournment of the meeting. For the 1998 annual meeting, the window period for giving timely notice of a nomination began on January 7, 1998 and ended on February 6, 1998.

  To be complete, your notice must contain the following:

  (a) As to each person you wish to nominate, state

    (1) the name, age, business address and residence address of the person;

    (2) the principal occupation or employment of the person;

    (3) the class and number of shares of capital stock of the company which are owned directly or beneficially by the person;

    (4) a statement as to the person's citizenship; and

    (5) the person's written consent to serve as a director if elected.

  (b) As to yourself, state

    (1) your name and address, as they appear on the company's books;

    (2) the class and number of shares of the company's stock that you own;

    (3) a representation that you intend to solicit proxies in support of your nomination, if you intend to do so.

  No person will be eligible for election as a director unless nominated in accordance with the bylaws. A stockholder's nomination pursuant to those provisions, however, does not create a duty to include the nominee in our proxy statement or proxy. If the Chairman of the meeting determines:

  (a) that a nomination made at the meeting was not made in accordance with the bylaws, or

  (b) that a nomination is not proper under law or rules applicable to the meeting, or

  (c) that a nomination was made by a stockholder who solicited proxies in support of the nominee without the required representation,

  then the Chairman may so declare to the meeting, and the nomination will be disregarded.

DIRECTOR ATTENDANCE

  During 1997, our board met seven times. The current directors attended the following percentages of the aggregate number of meetings of the Board of Directors and committees of which they were members: Sharif M. Bayyari, 100%; Barbara J. Desoer, 86%; Donald R. Dixon, 100%; William E. Fisher, 100%; James
G. Jones, 100%; H. Eugene Lockhart, 67%. (Mr. Tyabji was appointed May 1, 1998; there were no board or committee meetings scheduled between that time and the date of the annual meeting). In addition to attendance at board and committee meetings, we discharge our responsibilities throughout the year by personal meetings and telephone contact with the company's executive officers and others regarding the business and affairs of the company.

             EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

EXECUTIVE OFFICERS OF THE COMPANY

  We are providing you the following information about the company's executive officers. Information about Mr. Bayyari, the President and Chief Executive Officer of the company and a member of the Board of Directors, is contained in the section entitled "Matters to be Considered at the Meeting--Proposal 1:
Election of Directors."

James H. Williams    Mr. Williams has been the Executive Vice President, Chief
 Age: 54             Financial Officer, Chief Accounting Officer and Treasurer
                     of the company since its formation. Before joining the company, Mr. Williams was employed by Bank of America
                     National Trust and Savings Association (Bank of America) as a Group Executive Vice President and Chief Accounting
                     Officer and by BankAmerica Corporation (BAC) as Executive
                     Vice President. Before joining Bank of America in 1994,
                     Mr. Williams worked for Seafirst Corporation, starting in 1973, and was named Chief Financial Officer of that organization in 1984 and Manager of Operations and Finance Group in June 1993. Seafirst Corporation became a subsidiary of BAC in 1983.

Le Tran-Thi          Ms. Tran-Thi has been the company's Senior Vice President
 Age: 51             and Director of Operations and Asia Merchant Services
                     since the company's formation. Previously, Ms. Tran-Thi was a Senior Vice President for Bank of America responsible for operations of Bank of America's Asian merchant processing businesses, joining Bank of America in 1981.

Michael J. Sanders   Mr. Sanders has been the company's Senior Vice President
 Age: 48             and Director of Sales since the company's formation.
                     Before joining the company, Mr. Sanders was a Senior Vice
                     President and Sales Director for Bank of America's merchant services business since 1993, having previously served in various operations, customer service, sales and sales management roles with Bank of America since 1967.

James M. Aviles      Mr. Aviles has been the company's Senior Vice President
 Age: 38             and Director of Product/Strategy/Technology Support since
                     the company's formation. Mr. Aviles joined Bank of America's merchant services business in 1988, and in June
                     1993 he assumed responsibility for Bank of America's product development, strategic planning and marketing function for its merchant services businesses.

        REPORT OF THE EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE/1/

               RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

  We, Donald R. Dixon and William E. Fisher, the members of the Executive Personnel and Compensation Committee, submit this report. Neither of us ever has served as an employee or officer of the company or of any of its affiliates. We are responsible for (1) establishing compensation programs for executive officers designed to attract, motivate and retain key executives responsible for the success of the company, (2) administering and maintaining the company's short-term and long-term incentive plans and deferred compensation plans in a manner that will benefit the long-term interests of the company and its stockholders, and (3) determining the compensation of the company's executive officers, including awards under the company's incentive plans. We also advise on succession planning (including the selection of the chief executive officer) and the selection, development and performance of executive officers. The Board of Directors adopted the committee's charter.

                     COMPENSATION PHILOSOPHY AND OBJECTIVES

  We believe that executive officer compensation should be determined according to a competitive framework based on overall financial results, individual contributions, teamwork and business unit results that help build value for the company's stockholders. We have determined that the company's executive compensation programs should be "entrepreneurial" in nature, representing significant opportunities as well as significant downside risk. Within this overall philosophy, our specific objectives are to:

  . Align the financial interests of executive officers with those of stockholders by providing significant equity-based long-term incentives.

  . Provide annual variable compensation awards that (1) take into account the company's overall performance relative to corporate objectives and competitive framework of the industry and (2) are based on individual contributions, including teamwork, leadership, management and business unit results that help create value for the company's stockholders.

  . Offer a total compensation program that takes into account the compensation practices of competitors, as well as the company's financial performance.

  . Emphasize performance-based and equity-based compensation for executive officers. As officer level increases, we significantly increase the proportion of total compensation that is equity-based and focus more on the company's overall performance. As a result, higher-level officers will have a greater proportion of total compensation at risk.

                      COMPENSATION COMPONENTS AND PROCESS

  There are three major components of executive officer compensation: (1) base salaries, (2) annual incentive awards, and (3) long-term incentive awards.

  We use subjective judgment in determining executive officer compensation levels for all of these components and take into account both qualitative and quantitative factors. We do not assign specific weights to these factors. Among the factors we consider are the recommendations of the chief executive officer with respect to the compensation of other key executive officers. However, we make the final compensation decisions concerning these officers.

--------
1 Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), neither the Report of the Executive Personnel and Compensation Committee nor the material under the caption "Stockholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended (Exchange Act), nor shall such report or such material be deemed incorporated by reference in any past or future filing by the company under the Exchange Act or the Securities Act of 1933, as amended.

  In making compensation decisions for executive officers, we consider compensation practices and financial performance of the "competitive environment" in which the company operates. In considering the "competitive environment," we use reports by independent compensation consultants, who for comparison purposes review the compensation practices of publicly-held companies with annual revenues from $100 million to $500 million, the thirty largest U.S. bank holding companies and other service entities, and the company's direct business competitors. We look at information provided regarding the practices of all of the companies in the competitive environment in setting base salaries and cash compensation, while weighting the practices of the company's direct competitors more heavily when determining long-term incentive awards. The consultants' reports provide us guidance, but we do not target total executive compensation or any component thereof to any particular point within, or outside, the range of the competitive environment. However, we believe that compensation at or below the 50th percentile of the competitive environment for base salaries and at or near the 75th percentile for total cash compensation and long-term incentive awards is generally appropriate to use as a framework for compensation decisions. Specific compensation for individual officers will vary from these levels as the result of subjective factors considered by us unrelated to compensation practices of the competitive environment.

                                 BASE SALARIES

  For 1997, we set base salaries below the 50th percentile of the market. Generally, we determined market salaries based upon the independent compensation consultants' report and recommendations. Because the company first became a public company in December 1996, we set salaries in 1997 by taking into account information from three sources: a proprietary data base using companies with annual revenues of from $100 million to $350 million; data from companies with average market capitalization of $675 million that were involved in an initial public offering, and data from recent prospectuses of two selected peer companies. Now that the company has completed its initial public offering, our independent compensation consultants will collect compensation data from the competitive environment described above.

                          SHORT-TERM INCENTIVE AWARDS

  We make short-term incentive awards under the company's Short-Term Incentive Plan. These awards are based on the company's actual performance, with a cash bonus pool of a maximum of two percent of the company's pretax net income. We base individual awards on targets set at the beginning of a performance year. For 1997, we adopted a payout formula offering no bonus incentive pool if the company did not meet its target earnings per share for 1997; a bonus pool if the company met its target earnings per share; and an increasing bonus incentive pool for performance in excess of target earnings per share. In lieu of cash compensation, we retain discretion to award options under the Long-Term Incentive Plan equivalent in value to cash awards under the Short-Term Incentive Plan.

                           LONG-TERM INCENTIVE AWARDS

  We provide long-term incentive opportunities through the company's Long-Term Incentive Plan. These awards are designed to provide target opportunities at the 75th percentile level of the competitive environment described above through combinations, at our discretion, of stock options and restricted stock awards. Because we have determined that compensation should be "entrepreneurial" in nature, we make long-term incentive awards to executive officers 100% in stock options.

                                CEO COMPENSATION

  In January 1998, we reviewed Mr. Bayyari's annual base compensation of $220,000. At that time, we made no adjustments to Mr. Bayyari's annual base compensation. However, we will continue to review his annual base compensation at future meetings in 1998 and may make an adjustment at a later date. In January 1998, we approved a short-term incentive award to Mr. Bayyari for 1997 to be paid in stock options with an economic value of $165,000 based upon a variation of the Black-Scholes valuation method. In January 1998, we also authorized a grant to Mr. Bayyari of a long-term incentive award to be paid in stock options with an economic value of $400,000 based upon a variation of the Black-Scholes valuation method.

  The Board of Directors ratified all of our decisions relating to Mr. Bayyari's compensation.

  In taking these actions with respect to Mr. Bayyari's compensation, we examined the quantitative and qualitative factors set forth below and discussed with each of the other members of the board his or her evaluation of Mr. Bayyari's performance based on such factors. We also considered the competitive review performed in 1997 by an independent compensation consulting firm, the factors considered in determining base salary levels (which are discussed earlier under "Base Salaries"), and the factors considered in determining the sizes of stock option awards (which are discussed earlier under "Long-Term Incentive Awards").

  In looking at quantitative factors, we reviewed the company's financial results and compared them with those of the company's direct competitors and with the company's pro forma results for 1996. We noted net income of $37,428,000, an increase of $3,892,000 from 1996 pro forma net income, as adjusted; earnings per share of $0.77, an increase of $0.08 from 1996 pro forma earnings per share, as adjusted; a year-end common stock price of $17.75; a return on equity for 1997 of 13.8%; a return on average assets for 1997 of 11.5%; and other quantitative factors. (Pro forma net income, as adjusted, and pro forma earnings per share, as adjusted, from 1996 assume that the net proceeds from the initial public offerings in the fourth quarter of 1996 were available from January 1, 1994 and were invested in short-term investments). We did not apply any specific quantitative formula that would assign weights to these performance measures or establish numerical targets for any given factor.

  In addition to the above quantitative accomplishments, we considered several accomplishments that are qualitative in nature. We recognized Mr. Bayyari's work and continued leadership in the management of a newly formed public company. In 1997, Mr. Bayyari managed the acquisition of the Asian merchant processing businesses from Bank of America, including the Taiwan, Philippines and Thailand merchant processing businesses. Mr. Bayyari also managed the company's integration of the Seafirst Corporation merchant processing portfolio, the acquisition of the NaBANCO merchant processing portfolio from First Data Merchant Services, Inc., and the introduction of the HostLINK(TM) system to deliver more effective and faster processing services to merchants.

  We approved the compensation of the company's other executive officers for 1997 following the principles and procedures outlined above.

                               TAX DEDUCTIBILITY

  Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). Each of us qualifies as an "outside director."

  In 1997, none of the company's executive offers received compensation in excess of $1 million. The company has executive programs designed to permit, in the company's opinion, tax deductibility of awards in excess of $1 million, if such awards were made. However, we have discretion to make awards that do not qualify for tax deduction, if we determine that such awards are consistent with our philosophy and in the best interests of the company and its shareholders.

EXECUTIVE PERSONNEL
AND COMPENSATION COMMITTEE

Donald R. Dixon, Chair
William E. Fisher

STOCKHOLDER RETURN PERFORMANCE GRAPH

  The following graph shows the percentage change in cumulative total stockholder return on the company's Class A Common Stock since the market close on December 19, 1996, when the stock began trading on the New York Stock Exchange. The graph compares the cumulative percentage change in total stockholder return with the cumulative total return on the S&P 500 index and the S&P Computer Software Services Index over the same period. The Computer Software Services Index is a subgroup of the S&P 500 containing nine companies with similar standard industrial classification codes. The comparison assumes that $100 was invested on December 19, 1996 in Class A Common Stock and in each of the indices and assumes reinvestment of dividends, if any. Historical stock price is not indicative of future stock price performance.

                              [PERFORMANCE GRAPH
                          BA MERCHANT SERVICES, INC.
                          TOTAL STOCKHOLDER RETURN]

                                               PERIOD ENDING
                             --------------------------------------------------
            INDEX            12/19/96 12/31/96 3/31/97 6/30/97 9/30/97 12/31/97
  -------------------------  -------- -------- ------- ------- ------- --------
  BA Merchant Services Inc.   100.00   102.78   79.14  109.71  106.47   102.16
  S&P 500                     100.00    99.39  102.05  119.87  128.85   132.56
  S&P Computer Software
   Services Index             100.00    95.15   97.17  129.53  140.76   132.55

(1) Source: SNL Securities
(2) This graph shows the cumulative total stockholder return on Class A Common Stock since the market close on December 19, 1996. The graph in the 1996 Proxy Statement filed April 18, 1997, file 333-13985, measured the cumulative total stockholder return on Class A Common Stock from the initial public offering price.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth certain summary information concerning compensation earned by the company's Chief Executive Officer and the four other most highly compensated executive officers during each of the last three fiscal years. Certain of the amounts shown represent payments made to such individuals by BAC and its subsidiaries and affiliates.

                          SUMMARY COMPENSATION TABLE

                                                               LONG TERM
                               ANNUAL COMPENSATION        COMPENSATION AWARDS
                             -------------------------- -----------------------
                                                                     RESTRICTED     SECURITIES
                                                        OTHER ANNUAL   STOCK        UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY(1)     BONUS   COMPENSATION   AWARDS        OPTIONS     COMPENSATION(2)
---------------------------  ---- ---------    -------- ------------ ----------     ----------   ---------------
Sharif M. Bayyari.......     1997 $220,000          --      --            --          64,328(3)      $34,539
 President & Chief           1996  190,000(4)  $175,000     --         27,092(5)(6)   99,631(7)       14,994
 Executive Officer           1995  168,750      130,000     --            --          55,789(8)        8,350
James H. Williams(9)....     1997  175,000          --      --            --          28,389(10)      45,358
 Executive Vice Presi-
 dent and Chief Finan-
 cial Officer
Le Tran-Thi.............     1997  130,000          --      --            --          27,376(10)      13,247
 Senior Vice President       1996  115,000(4)    70,000     --         12,000(5)      32,090(11)       9,057
 and
 Director, Operations &      1995  100,721       40,000     --            --           4,000(12)       5,932
 Asia Merchant Services
Michael J. Sanders......     1997  119,167       55,683     --            --          18,454          10,098
 Senior Vice President       1996   80,916(4)    46,738     --         12,000(5)      31,000(13)       8,570
 and
 Director, Sales             1995   70,000       50,435     --            150(14)        --              292
James M. Aviles.........     1997  120,000          --      --            --          29,132(15)      10,889
 Senior Vice President       1996   84,167(4)    45,000     --         12,000(5)      31,000(13)       5,177
 and
 Director of Product/        1995   78,959       18,000     --            150(14)        --            2,907
 Strategy/Technology
 Support

-------
 (1) The amounts shown include amounts deferred under the BankAmerica 401(k) Investment Plan.
 (2) The amounts shown consist of contributions made by Bank of America to the BankAmerica 401(k) Investment Plan and Supplemental Retirement Plan.
 (3) Includes 46,136 options awarded under the Long-Term Incentive Plan, as well as 18,192 options awarded as a short-term incentive.
 (4) Salary paid in 1996 to the named officers included certain amounts paid by Bank of America as follows: Mr. Bayyari, $174,167; Ms. Le Tran-Thi, $115,000; Mr. Sanders, $73,833; and Mr. Aviles, $76,667. Salary and bonus paid to the named officers prior to 1996 was paid entirely by Bank of America.
 (5) Represents shares of the company's Class A Common Stock. The number of shares and their value (based on the closing price in the New York Stock Exchange Composite Transactions of the company's Class A Common Stock at December 31, 1996 of $17.50 per share) for each of the named officers was as follows: Mr. Bayyari, 27,092 shares ($474,110); Ms. Le Tran-Thi, 12,000 shares ($210,000); Mr. Sanders, 12,000 shares ($210,000); and Mr.
     Aviles, 12,000 shares ($210,000). The company has not paid any dividends since its incorporation. It currently intends to retain all future earnings for use in the operations of its business and does not anticipate paying any cash dividends in the foreseeable future.
 (6) Mr. Bayyari received 500 shares of restricted BAC common stock in 1994, of which 375 shares remained unvested at December 31, 1996. On such date, these shares of restricted BAC common stock were exchanged for 2,092 shares of restricted Class A Common Stock.
 (7) Includes options to purchase 8,000 shares of BAC common stock which were exchanged for options to purchase 44,631 shares of Class A Common Stock.

                                              (Footnotes continue on next page)

 (8) Represents options to purchase 10,000 shares of BAC common stock which were exchanged for options to purchase 55,789 shares of Class A Common Stock.
 (9) Compensation for Mr. Williams is not provided in this table prior to 1997, because he did not provide services to the merchant services businesses prior to October 1996. The total salary and bonus earned by Mr. Williams from October 1996 through December 1996 did not exceed $100,000.
(10) Includes 20,761 options awarded under the Long-Term Incentive Plan, as well as options awarded as a short-term incentive as follows: Mr. Williams, 7,718; and Ms. Tran-Thi, 6,615.
(11) Represents options to purchase 90 shares of BAC common stock granted to Ms. Tran-Thi on November 18, 1996 pursuant to Bank of America's "Take Ownership" program, options to purchase 4,000 shares of BAC common stock and options to purchase 28,000 shares of Class A Common Stock.
(12) Represents options to purchase 4,000 shares of BAC common stock.
(13) Represents options to purchase 3,000 shares of BAC common stock and options to purchase 28,000 shares of Class A Common Stock.
(14) Represents shares of BAC common stock. The aggregate number of shares and their value (based on the closing price in the New York Stock Exchange Composite Transactions of BAC common stock at December 31, 1996 of $99.75 per share) for each of the named officers was as follows: Mr. Sanders, 150 shares ($14,962.50); and Mr. Aviles, 150 shares ($14,962.50). Shares of restricted BAC common stock vest 25% on the second anniversary of the date of grant, and 25% annually thereafter (with full vesting occurring on the fifth anniversary of the date of grant). Dividends are paid on all shares of restricted stock of BAC.
(15) Includes 23,068 options awarded under the Long-Term Incentive Plan, as well as 6,064 options awarded as a short-term incentive.

INDIVIDUAL GRANTS

  The company made no grants of options to purchase Class A Common Stock to the executive officers during 1997. Because the company went public in December 1996, the company made grants of options to executive officers in December 1996 that were calculated to determine competitive long-term compensation through December 1997. Information about individual grants awarded in 1996 is contained in BA Merchant Services, Inc.'s 1996 Proxy Statement filed April 18, 1997, file number 333-13985.

PENSION PLAN

  The company is a participating employer in the BankAmerica Pension and Supplemental Retirement Plans, and its executive officers continue to accrue benefits under these plans.

  The named executive officers received pension benefits for 1997 through the BankAmerica Pension Plan, a "cash balance" defined benefit pension plan, and the Supplemental Retirement Plan, which provides additional benefits equal to the employer-provided benefits that plan participants do not receive under the BankAmerica Pension Plan because of Internal Revenue Code limits. Effective January 1, 1996, participants in the plans accrued benefits equal to 7% of qualified earnings in excess of one-half of the Social Security wage base each year. (Participants receive BankAmerica 401(k) Investment Plan contributions on qualified earnings up to one-half of the Social Security wage base each year.) Qualified earnings include salary and most cash incentive and bonus payments. Participants' benefits are adjusted each year by an interest factor. Estimated annual retirement benefits under the BankAmerica Pension and Supplemental Retirement Plans for the named executive officers of the company at age 65 are as follows:

                                                         YEAR REACHING AMOUNT OF
NAME                                                        AGE 65      ANNUITY
----                                                     ------------- ---------
Sharif M. Bayyari.......................................     2010       $56,341
James H. Williams.......................................     2008       121,924
Le Tran-Thi.............................................     2011        38,073
Michael J. Sanders......................................     2014        48,633
James M. Aviles.........................................     2025        68,770

  The estimated annual retirement benefits shown assume bonuses equal to the average percentage bonus (as a percentage of year-end salary) or the cash equivalent of a short-term incentive award received for the last three years, a 5% interest factor, retirement at age 65 and no increase in salary.

OTHER BENEFIT PLANS

  The company is also a participating employer in the other benefit programs sponsored by BAC, including the BankAmerica 401(k) Investment Plan with matching employer contributions, group health, life, accident and disability coverage and preferred rates on certain loans and banking services. These programs are made available to executive officers of the company on terms not more favorable than those offered to other employees. The participation of the company in BAC-sponsored benefit programs is subject to the continued authorization of BAC and the company's election to participate.

CERTAIN TRANSACTIONS AND OTHER MATTERS

  In the ordinary course of business, the company may engage in transactions with other corporations or financial institutions whose officers or directors are also officers or directors of the company. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to our attention or to the attention of the company's officers or the directors or officers of the other corporations or financial institutions involved.

  None of us have been involved in any material business relationship with the company requiring disclosure under SEC rules.

RELATIONSHIP WITH BANKAMERICA

  The company incorporated in October 1996 to combine the domestic merchant processing businesses of subsidiaries of BAC. BAC's subsidiaries transferred these merchant processing businesses in December 1996 in exchange for an aggregate of 30,200,000 shares of Class B Common Stock. In 1997, the company acquired the Asian merchant processing businesses of Bank of America. On June 2, 1997, the company acquired Bank of America's merchant processing business in Thailand in consideration for 150,000 shares of Class B Common Stock. On July 1, 1997, the company acquired Bank of America's merchant processing business in the Philippines in consideration for 550,000 shares of Class B Common Stock. On September 30, 1997, the company acquired Bank of America's merchant processing business in Taiwan and merchant processing administrative office in Hong Kong in consideration for 1,500,000 shares of Class B Common Stock.

  The company has engaged, and continues to engage, in certain transactions with BAC and its subsidiaries. We believe that there would not have been any material change in aggregate historical revenues or expenses of the company had the transactions been between unrelated parties or had the company been operating other than as a division of a subsidiary of BAC.

  General. As of the record date, BAC, through its subsidiary, Bank of America, owned 100% of the company's outstanding Class B Common Stock (a total of 32,400,000 shares), which represented approximately 66.6% of the company's outstanding Common Stock on that date. Such economic ownership represented approximately 95.2% of the combined voting power of the company's outstanding Common Stock on that date. BAC also has the ability to elect all of the members of the Board of Directors of the company and to exercise a controlling influence over the business and affairs of the company.

  BAC could decide to sell or otherwise dispose of all or a portion of its holdings of the company's Class B Common Stock. Furthermore, there can be no assurance that, in any transfer by BAC of a controlling interest in the Company, any holders of Class A Common Stock will be allowed to participate in such a transaction or will realize any premium with respect to their shares of Class A Common Stock. BAC may also at some future time transfer some or all of its shares of Class B Common Stock from Bank of America to other affiliates of the company.

  Intercompany Agreements and Arrangements. The company and Bank of America engage in various intercompany transactions and arrangements, including the provision by Bank of America of various services to the company. Such services are provided pursuant to certain intercompany agreements which provide, among other things, for the grant to the company of a license to use the Bank of America name and certain trademarks and servicemarks, including Bank of America(R), BankAmericard(R), VERSATEL(R) and VERSATELLER(R), in connection with the company's business. The intercompany agreements also provide for Bank of America to perform for the company certain product distribution services, processing services, marketing services, system support services, association and network sponsorship and representation in the Visa and MasterCard associations, telecommunications services, tax and treasury services, regulatory, compliance, legal, accounting and audit services, and other miscellaneous support and administrative services. The company and Bank of America also have entered into agreements concerning registration rights, the allocation of tax liabilities and the leasing of certain facilities by the company from Bank of America. All of the intercompany agreements may be terminated by Bank of America if it beneficially owns shares representing less than a majority of the voting power of the outstanding common stock of the company. The company expects that the intercompany agreements and the Non-Competition and Corporate Opportunities Allocation Agreement (described below) will govern the relationship between the company and Bank of America, the provision of services and the payments therefore, for the foreseeable future. Because these agreements were entered into at a time when the company was still wholly owned by Bank of America, they are not the result of arm's length negotiations between the parties, and the company was not represented in connection therewith by separate counsel.

  Bank of America and the company have also entered into a Non-Competition and Corporate Opportunities Allocation Agreement pursuant to which Bank of America will not compete with the company for a period of five years with respect to payment processing for merchants to the extent that such payments arise in the use of credit, charge or debit cards for the purchase of goods and services and are authorized through an electronic medium originating at the point of sale in the United States and in the Asian countries in which the company acquired Bank of America's merchant processing businesses. More information regarding the intercompany agreements and the Non-Competition and Corporate Opportunities Allocation Agreement is contained in the company's Annual Report on Form 10-K/1997 Annual Report to Stockholders.

  Payment for Services. Fees paid for services provided to the company or its predecessors by BAC were approximately $8.2 million, $10.9 million and $7.8 million for the years ended December 31, 1995, 1996 and 1997, respectively. As part of the intercompany arrangements, the company (or its predecessor) paid BAC total rental expense of $2.2 million, $2.2 million and $2.6 million for the years ended December 31, 1995, 1996 and 1997, respectively. In addition, the company (or its predecessor) paid BAC $14.7 million, $15.9 million and $3.9 million for the years ended December 31, 1995, 1996 and 1997, respectively, under tax allocation arrangements.

                       OWNERSHIP OF COMPANY COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth, based on the number of shares outstanding as of March 9, 1998, the percentage of ownership of the common stock of the company by the persons believed by the company to own beneficially more than 5% of the common stock based solely upon Schedule 13G filings dated December 31, 1997 and Schedule 13D filings:

                                                          AMOUNT AND
                              NAME AND ADDRESS       NATURE OF BENEFICIAL PERCENT
TITLE OF CLASS              OF BENEFICIAL OWNER           OWNERSHIP       OF CLASS
--------------           --------------------------  -------------------- --------
                         William Blair & Co.,
Class A Common Stock.... L.L.C.(1)                         2,560,386(2)      15.8%
Class A Common Stock.... The Capital Group                 1,231,300(4)       7.6%
                         Companies, Inc., Capital
                         Guardian Trust Company(3)
Class A Common Stock.... FMR Corp.(5)                      1,008,800(6)      6.21%
Class A Common Stock.... Goldman, Sachs & Co. and            955,917(8)       5.9%
                         The Goldman Sachs Group,
                         L.P.(7)
Class A Common Stock.... Schroder Capital                  1,263,100(10)     7.77%
                         Management International
                         Inc.(9)
Class B Common Stock     Bank of America National         32,400,000(13)   100.00%
 (11)................... Trust and Savings
                         Association and
                         BankAmerica Corporation(12)

--------
(1) The address of the principal place of business of William Blair & Co., L.L.C. is 222 W. Adams St., Chicago, Illinois 60606.
(2) According to a Schedule 13G filed with the SEC on February 17, 1998, William Blair & Co., L.L.C. has sole power to vote (or direct the vote) of 1,465,000 shares of Class A Common Stock and sole power to dispose (or direct the disposition of) 2,560,386 shares of Class A Common Stock.
(3) The address of the principal place of business of The Capital Group Companies and the Capital Guardian Trust Company is 333 South Hope Street, Los Angeles, California 90071.
(4) According to a Schedule 13G filed with the SEC on February 11, 1998, The Capital Group Companies, Inc., the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities, has beneficial ownership over 1,231,300 shares of Class A Common Stock. Capital Guardian Trust Company, a bank and wholly owned subsidiary of The Capital Group Companies, Inc. reported beneficial ownership of 1,199,300 shares of Class A Common Stock, with the remainder of the 1,231,300 shares reported by The Capital Group Companies to be beneficially owned by other subsidiaries of The Capital Group Companies.
(5) The address of the principal place of business of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(6) According to a Schedule 13G filed February 9, 1998, Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor to various mutual funds, is the beneficial owner of 1,008,800 shares of Class A Common Stock. FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp., through their control of Fidelity Management & Research Company, have sole power to dispose (or direct the disposition) of 1,008,800 shares of Class A Common Stock. Neither FMR Corp. nor Edward
    C. Johnson 3d has the sole power to vote (or to direct the voting) of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees.
(7) The address of the principal place of business of Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. is 85 Broad Street, New York, New York 10004.
(8) According to a Schedule 13G filed February 17, 1998, Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. have shared power to vote (or to direct the vote) and shared power to dispose (or direct the disposition of) 955,917 shares of Class A Common Stock.
(9) The address of the principal place of business of Schroder Capital Management International Inc. is 787 Seventh Avenue, 34th Floor, New York, New York 10019.

                                              (Footnotes continue on next page)

(10) According to a Schedule 13G filed February 12, 1998, Schroder Capital Management International Inc. has sole power to vote (or to direct the vote) and sole power to dispose (or direct the disposition) of 1,263,100 shares of Class A Common Stock.
(11) The Class B Common Stock is convertible, upon the occurrence of certain events set forth in the company's Amended and Restated Certificate of Incorporation, into Class A Common Stock. The Class B Common Stock represents approximately 66.6% of the outstanding Common Stock of the company and 95.2% of the combined voting power of the company's outstanding Common Stock.
(12) The address of the principal place of business of Bank of America National Trust and Savings Association and BankAmerica Corporation is 555 California Street, San Francisco, California 94104.
(13) According to a Schedule 13D filed with the SEC on October 20, 1997, Bank of America National Trust and Savings Association and BankAmerica Corporation have shared power to vote (or to direct the vote) and shared power to dispose (or to direct the disposition) of 32,400,000 shares of Class B Common Stock.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of February 28, 1998, the beneficial ownership of Class A Common Stock by all directors and nominees, each of the named executive officers and all directors and executive officers as a group. Mr. Bayyari and Mr. Williams each have beneficial ownership of approximately 1% of the Class A Common Stock issued and outstanding. Except for Mr. Bayyari and Mr. Williams, each individual owns less than 1% of the company's Class A Common Stock issued and outstanding. Each individual has sole investment or voting power with respect to the shares set forth in the table that follows unless otherwise noted:

                                                      AGGREGATE NUMBER OF
NAME                                              SHARES BENEFICIALLY OWNED(1)
----                                              ----------------------------
Sharif M. Bayyari................................           166,792
Barbara J. Desoer................................                 0
Donald R. Dixon..................................            11,652
William E. Fisher................................            11,652
James G. Jones...................................                 0
H. Eugene Lockhart...............................                 0
Hatim A. Tyabji (2)..............................                 0
James H. Williams................................           162,778
Le Tran-Thi......................................            23,666
Michael J. Sanders...............................            23,666
James M. Aviles..................................            23,666
All directors and executive officers as a group
 (11 persons) (3)................................           423,872

--------
(1) All shares which the identified person or persons have the right to acquire by exercise of options within sixty days of February 28, 1998 are deemed to be beneficially owned.
(2) Mr. Tyabji will join the board on May 1, 1998 and is a nominee for reelection at the annual meeting.
(3) As a group, beneficially owns approximately 2.6% of the company's Class A Common Stock issued and outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act requires the company's directors and executive officers and persons who own more than 10% of a registered class of the company's equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company. Officers, directors and stockholders who own more than 10% of a registered class are required by the Securities Exchange Commission to furnish the company with copies of all Section 16(a) forms they file.

  BAC and Bank of America, beneficial owners of more than 10% of Class A Common Stock by virtue of the convertibility of the Class B Common Stock they hold into Class A Common Stock, did not file SEC Forms 3 (reports of initial ownership) or Forms 4 or 5 with respect to these derivative securities initially owned or subsequently acquired. BAC and Bank of America subsequently filed Forms 5 reflecting initial beneficial ownership and subsequent acquisitions; however, these Forms 5 were inadvertently filed late. Based on a review of SEC filings, including a Schedule 13G filed with the SEC on February 17, 1998, the company believes that William Blair & Co., L.L.C., a beneficial owner of more than 10% of Class A Common Stock, did not timely file an SEC Form 3 (report of initial ownership) or Forms 4 or 5.

                    MATTERS TO BE CONSIDERED AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN THIS PROPOSAL.

  We have nominated the slate of directors set forth below. The biographical information for each director is as of February 28, 1998. Each of the nominees except Mr. Tyabji currently serves as a director. Mr. Tyabji will join the board on May 1, 1998. Persons elected at the annual meeting will hold office until the 1999 Annual Meeting of Stockholders, or until earlier retirement, resignation or removal.

  The number of shares of the company's Class A Common Stock owned by each nominee, all as of February 28, 1998, is set forth above under the caption "Ownership of Company Common Stock--Security Ownership of Directors and Executive Officers."

  Unless authority to vote is withheld, we will direct our proxies to vote for the seven named nominees, each of whom has consented to being named in this proxy statement and to serving if elected. Although we know of no reason why any nominee would be unable to serve, shares represented by proxy will be voted for any substitute nominee or nominees designated by us in the event any nominee is unable to serve. On March 13, 1998, we set the number of directors to be elected by the stockholders at seven. We may also vote to reduce the number of directors to be elected.

  The nominees for directors are:

                       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND   DIRECTOR
 NAME AND AGE                          DIRECTORSHIPS                    SINCE
 ------------          ---------------------------------------------   --------
 Sharif M. Bayyari    Mr. Bayyari has been the President and Chief       1996
  Age: 53             Executive Officer and a member of the Board of
                      Directors of the company since its formation.
                      From 1993 until the company's formation, he
                      was Executive Vice President responsible for
                      managing the merchant services businesses of
                      Bank of America. From 1983 to 1993, he was
                      with National Data Corporation, where he
                      served as Group Vice President in charge of
                      operations from 1990 to 1993. National Data
                      Corporation is a merchant services business.
 Barbara J. Desoer    Ms. Desoer has served as a member of the Board     1996
  Age: 45             of Directors of the company since November
                      1996. She is presently Group Executive Vice
                      President and head of the California Retail
                      Group of Bank of America, having joined Bank
                      of America initially in 1977.
 Donald R. Dixon      Mr. Dixon has served as a member of the Board      1996
  Age: 50             of Directors of the company since November
                      1996. He has been the President of Trident
                      Capital, Inc., a venture capital firm, since
                      1993. He was Co-President of Partech
                      International, a private equity fund manager
                      associated with Banque Paribas, from 1988 to
                      1993. Before that time, he was Managing
                      Director of Alex Brown & Sons, Incorporated
                      and a Vice President of Morgan Stanley. He
                      currently serves on the Board of Directors of
                      Platinum Software Corporation, Pegasus
                      Systems, Inc., and several privately owned
                      corporations.
 William E. Fisher    Mr. Fisher has served as a member of the Board     1996
  Age: 51             of Directors of the company since November
                      1996. He is the President, Chief Executive
                      Officer and Chairman of Transaction Systems
                      Architects, Inc., where he has been employed
                      since 1987. He currently serves on the Board
                      of Directors of Transaction Systems
                      Architects, Inc., and West Teleservices Corp.

                       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND   DIRECTOR
 NAME AND AGE                          DIRECTORSHIPS                    SINCE
 ------------          ---------------------------------------------   --------
 James G. Jones       Mr. Jones has served as a member of the Board      1996
  Age: 49             of Directors of the company since November
                      1996. He is presently Group Executive Vice
                      President and head of Consumer Credit
                      Administration for Bank of America. Before
                      joining Bank of America in 1992, he served for
                      nine years as Executive Vice President and
                      head of Consumer Credit at Wells Fargo Bank.
 H. Eugene Lockhart   Mr. Lockhart has served as a member of the         1997
  Age: 48             Board of Directors of the company since May
                      1997. He is presently the President of the
                      Global Retail Bank for Bank of America. Prior
                      to joining Bank of America, he served from
                      1994 until 1997 as President and Chief
                      Executive Officer of MasterCard International.
                      He was Executive Vice President of First
                      Manhattan Consulting Group from 1992 to 1994.
                      Before joining First Manhattan, he was Chief
                      Executive of U.K. Banking and Group Operations
                      of Midland Bank plc. He currently serves on
                      the Board of Directors of RJR Nabisco,
                      Cognizant Corp. and Niagara Mohawk.
 Hatim A. Tyabji      Mr. Tyabji joins the Board of Directors            1998
  Age: 53             effective May 1, 1998. He is Chairman of the
                      Board, President and Chief Executive Officer
                      of VeriFone, Inc. He joined VeriFone as
                      President and Chief Executive Officer in 1986.
                      Before his appointment at VeriFone, he spent
                      13 years in management positions at Sperry
                      Corporation. He was President of the
                      Information Systems Products and Technologies
                      Group of the merged Sperry and Burroughs
                      organizations, which has since become Unisys
                      Corporation. Mr. Tyabji is a director of
                      Deluxe Corporation and certain privately owned
                      technology firms.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  We appointed Ernst & Young LLP, Certified Public Accountants, as the company's independent auditors for 1998. This appointment is subject to stockholder ratification. Ernst & Young LLP has been serving as the independent auditors for the company since its formation.

  If the appointment of Ernst & Young LLP as independent auditors is not ratified by the stockholders, we will consider it a direction to appoint other auditors for the subsequent year. Because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, it is likely we would allow the appointment to stand for 1998, unless we found other good reason for making a change sooner. Even if the appointment is ratified, we, in our discretion, may appoint a new independent accounting firm at any time during the year, if we feel that such a change would be in the best interests of the company and its stockholders.

  A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

OTHER BUSINESS FOR THE MEETING

  By signing the enclosed proxy card, you are giving proxyholders the authority to vote your shares as instructed on the card. This authority includes discretionary authority to vote your shares in accordance with the proxyholders' judgment with respect to all matters which properly come before the meeting in addition to the scheduled items of business. We intend to instruct the proxyholders to vote in accordance with our recommendations.

  As of the printing of this notice and proxy statement, we know of no matters to be presented for action at the meeting other than items listed on the proxy card.

VOTING TABULATION AND INFORMATION

  Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. As of the March 9, 1998 record date, there were 16,253,326 shares of Class A Common Stock issued and outstanding and 32,400,000 shares of Class B Common Stock issued and outstanding. Votes will be counted and certified by the Inspector of Election, ChaseMellon Shareholder Services LLC, the company's independent transfer agent and registrar. The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock issued and outstanding on the record date, present in person or represented by proxy.

  The proxies will vote all outstanding shares of common stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the annual meeting. With respect to the election of directors, you may: (1) vote for the election of the seven director nominees named in this proxy statement, (2) withhold authority to vote for the seven director nominees, or (3) vote for the election of the director nominees other than those with respect to whom you withhold authority to vote by so indicating on the proxy. With respect to the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the company for 1998, you may: (1) vote for the proposal, (2) vote against the proposal, or (3) abstain from voting on the proposal. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If you give no instructions, the proxyholders will vote the shares FOR the election of the seven director nominees named in this proxy statement and FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the company for 1998.

  A stockholder's proxy may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares represented by a proxy which are not being voted with respect to a particular matter will be considered shares not present and not entitled to vote on such matter, although the same shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

  The election of directors requires the affirmative vote of a plurality of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote in the election of directors. Accordingly, if a quorum is present at the annual meeting, the seven persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for one or more directors or not voting your shares with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present at the annual meeting, ratification of the appointment of Ernst & Young LLP as independent auditors of the company for 1998 requires the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote for the ratification of independent auditors. Shares not voted with respect to the ratification of Ernst & Young as independent auditors will not affect the determination of whether the matter is approved.

  We do not know of any other matters to be brought before the annual meeting. However, if any other matters properly come before the annual meeting, our proxies intend to vote on those matters in accordance with their best judgment.

VOTING PROCEDURES FOR BUSINESS SUBMITTED BY STOCKHOLDERS

  You, as a stockholder, may submit business to be considered at the annual meeting through the Corporate Secretary in accordance with the company's bylaws. The bylaws provide that business may be brought before a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the company entitled to vote at the meeting who has complied with mandatory notice provisions.

  In order to bring business before the annual meeting, you must comply with the procedures set forth in the current bylaws. Those include providing timely and complete notice in writing to the Corporate Secretary at the address on page 18 of this proxy statement. To be timely, your notice must be delivered to, or mailed and received by the Corporate Secretary no fewer than 90 days or more than 120 days prior to the date of the annual meeting, and this window period is not affected by any adjournment of the meeting. For the 1998 Annual Meeting of Stockholders, the window period for giving timely notice of business to be brought before the annual meeting began on January 7, 1998 and ended on February 6, 1998.

  To be complete, your notice must contain the following:

  (a) a brief description of the business you desire to bring before the annual meeting and the reasons for conducting such business at the annual meeting;

  (b) your name and address, as they appear on the company's books;

  (c) the class and number of shares of the company's stock that you own;

  (d) a representation that you intend to solicit proxies in support of your business, if you intend to do so.

  No business will be conducted at the annual meeting unless conducted in accordance with the bylaws. A stockholder's compliance with these provisions, however, does not create a duty to include the stockholder's business in our proxy statement or proxy. If the Chairman of the meeting determines:

  (a) that stockholder business brought before the meeting was not done in accordance with the bylaws, or

  (b) that the stockholder business was not proper under law or rules applicable to the meeting, or

  (c) that the stockholder bringing the business solicited proxies in support of the business without the required representation,

  then the Chairman may so declare to the meeting and the business will be disregarded.

ANNUAL REPORT ON FORM 10-K/ANNUAL REPORT TO STOCKHOLDERS

  The company has provided a copy of its Annual Report on Form 10-K/1997 Annual Report to Stockholders to each person whose proxy is being solicited. The company will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 1997 (including any financial statements and schedules, and a list describing any exhibits not contained therein) upon written request addressed to:

                     BA Merchant Services, Inc.
                     Corporate Secretary's Office #13018
                     Bank of America Center
                     555 California Street
                     San Francisco, California 94104

  The exhibits to the Annual Report on Form 10-K are available upon payment of charges which approximate the company's cost of reproduction.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1999 MEETING

  In order to be considered for inclusion in the company's proxy materials for the company's 1999 Annual Meeting of Stockholders, any stockholder proposal must be received by the company on or before December 18, 1998. Proposals should be mailed to the company at the address shown above.

COST OF PROXY SOLICITATION

  The company will pay the cost of soliciting proxies. The officers or employees may solicit proxies on our behalf in person or by mail, telephone or facsimile transmission. The company will not pay additional compensation to directors, officers or employees for solicitation of proxies.

REVOCABILITY OF PROXY

  You have the right to revoke your proxy at any time prior to the time your shares are actually voted. You may revoke your proxy by delivering a written revocation to the Corporate Secretary of the company, by submitting another valid proxy bearing a later date which is voted at the annual meeting, or by attending the annual meeting and voting in person. If you attend the annual meeting and vote in person, your proxy will not be used.

YOUR VOTE IS IMPORTANT

  It is important that your shares be represented and voted at the annual meeting. Please mark, date, sign and return the enclosed proxy in the enclosed prepaid envelope.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Cheryl Sorokin
                                       Cheryl Sorokin
                                       Secretary

Dated: March 23, 1998

                         [RECYCLING LOGO APPEARS HERE]

                           Printed on Recycled Paper

--------------------------------------------------------------------------------
                                                        PLEASE MARK
                                                        YOUR VOTES    [X]
                   FOR all                              AS INDICATED
                  nominees                              IN THIS EXAMPLE
                listed below      WITHHOLD
1. Election  (except as marked    AUTHORITY     2. Ratification of the appoint-
of Directors   to the contrary   to vote for       ment of Ernst & Young LLP as
                  below)         all nominees      independent auditors of the
                   [_]               [_]           Company for 1998.

                                                   FOR   AGAINST  ABSTAIN
                                                   [_]     [_]      [_]
Sharif M. Bayyari       James G. Jones
Barbara J. Desoer       H. Eugene Lockhart
Donald R. Dixon         Hatim A. Tyabji
William E. Fisher
                                              3. In their discretion, to vote
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE       upon such other matters as may
FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE        properly come before the
THROUGH THE NOMINEE'S NAME ABOVE.                meeting. Management is not
                                                 aware of any such matters to be
                                                 presented for action.

                                                 The undersigned hereby revokes
                                                 all proxies heretofore given to
                                                 vote such shares.

                                                 PLEASE SIGN, DATE AND RETURN
                                                           PROMPTLY.

                                                 -------------------------------
                                                          Signature

                                                 -------------------------------
                                                   Signature if held jointly


                                                 Dated:
                                                 1998  ------------------------,

                                                 (Please sign exactly as your
                                                 name or names appear to the
                                                 left. When signing as an
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give the full title of the
                                                 capacity in which you are
                                                 acting, and where more than one
                                                 executor, etc. is named, a
-------------------------------------------------majority must sign. If a corporation, please sign full
                                                 corporate name by president or
                                                 other authorized officer. If a
                                                 partnership, please sign full
                                                 partnership name by an
                                                 authorized person.)

                         BA MERCHANT SERVICES, INC.

                  Proxy for Annual Meeting of Stockholders

                                 May 7, 1998




   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BA MERCHANT SERVICES, INC. The undersigned hereby appoints Sharif M. Bayyari, James H. Williams and James M. Aviles, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of BA Merchant Services, Inc. held of record by the undersigned on March 9, 1998, at the Annual Meeting of Stockholders of BA Merchant Services, Inc. and any adjournment or postponement thereof, as follows:

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE HEREOF AND FOR
      ---                                                               ---
APPROVAL OF PROPOSAL 2. Both proposals were proposed by the Board of Directors of BA Merchant Services, Inc.

--------------------------------------------------------------------------------
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